A. CATHERINE NGO President & Chief Executive Officer DAVID S. MORIMOTO Executive Vice President & Chief Financial Officer August 2016

Forward-Looking Statements 1 This presentation may contain forward-looking statements concerning: projections of revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, plans and objectives of management for future operations, future economic performance, or any of the assumptions underlying or relating to any of the foregoing. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes,” “plans,” “intends,” “expects,” “anticipates,” “forecasts,” “hopes,” “should,” “estimates”, “may”, “will”, “target” or words of similar meaning. While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect. Accordingly, actual results could materially differ from forward-looking statements for a variety of reasons, including, but not be limited to: an increase in inventory or adverse conditions in the Hawaii and California real estate markets and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality, and losses in our loan portfolio; the impact of local, national, and international economies and events (including natural disasters such as wildfires, tsunamis, storms and earthquakes) on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, changes in capital standards, other regulatory reform, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau, government-sponsored enterprise reform, and any related rules and regulations on our business operations and competitiveness; the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; ability to successfully implement our initiatives to lower our efficiency ratio; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, securities market and monetary fluctuations; negative trends in our market capitalization and adverse changes in the price of the Company’s common shares; political instability; acts of war or terrorism; changes in consumer spending, borrowings and savings habits; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; technological changes; changes in the competitive environment among financial holding companies and other financial service providers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; our ability to attract and retain skilled employees; changes in our organization, compensation and benefit plans; and our success at managing the risks involved in the foregoing items. For further information on factors that could cause actual results to materially differ from forward-looking statements, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K for the fiscal year ended December 31, 2015, and, in particular, the discussion of “Risk Factors” set forth therein. The Company does not update any of its forward-looking statements except as required by law.

Corporate Profile 2 Founded in 1954 by Japanese-American veterans of World War II  Fourth largest financial institution in Hawaii.  2011: $345 million recapitalization, including rights offering.  Profitable every quarter since recapitalization  CPF stock price is up ~ 145% from recapitalization; CAGR of 17%  3Q2013-2Q2016: Returned $300 million to shareholders through repurchase of $245 million of CPF common stock and aggregate cash dividends of $55 million.  Today: NYSE market capitalization of approximately $760 million.  Total assets of $5.3 billion  Deposit market share of 11% Note: Market data as of July 22, 2016.

 Net income of $12.1 million and ROA of 0.93%.  Total loans increased by $398 million, or 13% and total deposits increased by $223 million, or 5% from the prior year.  Relatively stable net interest margin of 3.29%, compared to 3.32% in the 2Q2015.  Efficiency ratio of 66.7%, compared to 71.5% in the year ago quarter.  Increased the quarterly cash dividend to $0.16 per share, representing a 2.6% dividend yield. Second Quarter 2016 Highlights 3 Note: Market data as of July 22, 2016.

Shareholder Value Drivers 4 Strong Hawaii Market Relationship Banking Growth Opportunities Asset Quality Improvements Technology & Efficiency Enhancements Capital Optimization

 Population of 1.4 million (2015).  Four major islands – Oahu is home to 70% of the state’s total population.  Real State GDP (2015) $70.8 billion, +2.0% from 2014. Forecasts expect a 2.3% increase in 2016.  State unemployment rate of 3.3% is below the national unemployment rate of 4.9% (June 2016).  Economy driven primarily by tourism, military & real estate construction industries.  2015 was a record year for tourism with 8.6 million visitor arrivals (+4.1% increase from 2014) and $15.3 billion in visitor spending (2.3% increase from 2014). Hawaii at a Glance 5 Source: US Census Bureau, Bureau of Economic Analysis , Bureau of Labor Statistics, Hawaii Tourism Authority and State of Hawaii Department of Business Economic Development & Tourism

Diversity of Tourism – Visitor Arrivals 6 Source: Hawaii Tourism Authority US West 41.2% US East 21.0% Japan 17.6% Canada 6.1% Australia 4.7% China 2.2% Korea 2.3% Europe 1.7% Other 3.4% Visitor Arrivals 2015 2015 Growth Regions China +12% Australia +7% US West +7%

7 Source: Honolulu Board of Realtors & National Association of Realtors . Data as of June 2016. Strong Real Estate Market $760.0 $249.8 $100.0 $200.0 $300.0 $400.0 $500.0 $600.0 $700.0 $800.0 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 T h ous an d s Existing Single Family Home Median Sales Price Oahu U.S.

Continued Growth and Development 8 1. Residential High-Rise Condominium Development in Honolulu  Proposed master plan includes 22 new high-rise towers in Honolulu.  Thirteen developments have completed successful sales and begun construction or have completed construction over the past few years. 2. Rail Construction  $7.5+ billion, 20-mile route. First section scheduled to be completed in early 2019 and full route to be in operation by 2021. 3. Modernization of Honolulu International Airport  $1.7 billion effort that began in 2013 and is expected to be completed by the end of 2020. 4. Military Construction  Hawaii was approved for more than $470 million in military construction spending and infrastructure investment for fiscal year 2016 as part of the National Defense Authorization Act. 5. International Market Place Redevelopment in Waikiki  $350 million project that started in 2014 to develop 360,000 s.f. mall anchored by the state’s first Saks Fifth Avenue store is targeted to open on August 25, 2016. Source: Honolulu Star Advertiser, Hawaii Community Development Authority, Honolulu Rail Transit, Hawaii Airports Modernization, Pacific Business News.

Continued Growth and Development 9

Hawaii Banking Market Note: Deposit data as of March 31, 2016. For consistency, total deposits at the regulated depository level. Source: SNL Financial 10 Total Deposits Market Rank Institution Type Ownership Branches (millions) Share 1 First Hawaiian Bank Bank Private - BNP 62 $16,054 38.3% 2 Bank of Hawaii Bank Public 70 13,545 32.3% 3 American Savings Bank Savings Bank Private - HEI 55 5,179 12.4% 4 Central Pacific Bank Bank Public 35 4,497 10.7% 5 Territorial Savings Bank Savings Bank Public 29 1,501 3.6% 6 Hawaii National Bank Bank Private 14 587 1.4% 7 Finance Factors Bank Private 13 420 1.0% 8 Ohana Pacific Bank Bank Private 2 103 0.2% Market Total 280 $41,886

Kauai (2) Oahu (27) Maui (4) Hawaii (2) CPB Branch Positioning ($ millions) June 30, 2016 11 Total Assets $5,283 Total Loans $3,404 Total Deposits $4,405 Total Branches 35

Relationship Banking Growth Opportunities 12  Launched a customer experience initiative to create a competitive advantage and differentiate ourselves from the rest of the market.  Identified and focused on targeted market niches.  Established a strategic alliance with a regional bank in Japan to develop more relationships with Japanese businesses and high net worth individuals.  Developed additional joint ventures with local real estate companies and developers.

$4,030 $3,042 $2,169 $2,064 $2,204 $2,631 $2,932 $3,212 $3,309 $3,404 $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 2008 2009 2010 2011 2012 2013 2014 2015 1Q2016 2Q2016 Balances Outstanding Comml Mtg Construct/Dev C&I Consumer/Other Res Mtg Million s Strong Loan Growth 13 YTD 2016 net growth of $192 million, or 6.0% unannualized. 4.5 Yr CAGR +15% +38% +23% -11% +1%

Core Deposit Franchise 14 $4.4 billion in deposits as of 6/30/2016, with total core deposits at 81% Noninterest-Bearing DDA 26% Interest-Bearing DDA 19% Savings & Money Mkt 31% CDs < $100M 5% CDs > $100M 4% Government CDs 15%

Total Deposit Cost Advantage 15 Note: National peer group is comprised of publicly traded U.S. banks with total assets between $3 and $5 billion. Source: SNL Financial 1.63% 1.09% 0.64% 0.30% 0.14% 0.11% 0.09% 0.09% 0.11% 0.12% 2.41% 1.67% 1.09% 0.79% 0.56% 0.42% 0.36% 0.37% 0.39% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 2008 2009 2010 2011 2012 2013 2014 2015 1Q2016 2Q2016 CPF Peer

$144 $500 $303 $196 $90 $47 $42 $16 $16 $15 $- $100 $200 $300 $400 $500 $600 2008 2009 2010 2011 2012 2013 2014 2015 1Q2016 2Q2016 Million s C&D Comml Mtg Res Mtg C&I/Other Significantly Reduced NPAs 16 0.28% of Total Assets

Strong Reserve Coverage 17 Note: National peer group is comprised of publicly traded U.S. banks with total assets between $3 and $5 billion. Source: SNL Financial 2.97% 6.75% 8.89% 5.91% 4.37% 3.19% 2.53% 1.97% 1.88% 1.79% 1.50% 1.93% 1.97% 1.82% 1.61% 1.44% 1.22% 1.07% 1.04% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% ALLL/Total Loans CPF Peer

Technology & Efficiency Enhancements 18 2014/ 2015 Completed 2016 Underway  Core System Outsource – Focus on core competency of relationship banking and outsource non-core tasks where feasible.  Items Processing Outsource – Under declining processing volumes, converted IP related fixed costs to variable costs.  Teller & Sales Branch Automation – Upgraded to D+H Encore Teller & Sales system to improve branch efficiency and improve sales.  Branch Optimization – Consolidated 2 Waikiki branches and consolidated University branch into another nearby branch.  Enterprise Data Warehouse – Partnered with IBM to develop EDW, which was launched on July 1, 2016.  Data & Predictive Analytics - Next Best Offer, improved customer targeting and enhanced direct marketing response rates.  Customer Relationship Management System – Single view of customer relationship, history and individualized needs assessment.

40% 60% 80% 100% 120% 2008 2009 2010 2011 2012 2013 2014 2015 1Q2016 2Q2016 Efficiency Ratio Targeting Improved Efficiency Ratio 19  Normalize balance sheet composition and net interest income over time.  Improve efficiencies by leveraging data warehouse and branch automation functionalities.  Enhance customer profitability post-development of CRM and predictive analytics.  Identify staffing and occupancy optimization opportunities through benchmarking and efficiency studies. 2Q2016 Efficiency Ratio: 66.69%

Capital Optimization 20  Reinstated quarterly cash dividend of $0.08 per share in 3Q2013.  Increased cash dividend by 25% in 3Q2014, 20% in 1Q2015, 17% in 4Q2015 and 14% in 3Q2016.  Aggregate cash dividends of $55 million returned to our shareholders since 3Q2013.  Share repurchase activity to optimize the capital structure.  Repurchased over 11 million shares of CPF common stock at a total cost of $245 million through 2Q2016.  Capital ratios remain strong as of 6/30/2016:  Common Equity Tier 1 Capital: 12.5%  Total Risk Based Capital: 15.9%  Tier 1 Risk Based Capital: 14.6%  Tier 1 Leverage Capital: 10.8%

Shareholder Value Drivers 21 Strong Hawaii Market Relationship Banking Growth Opportunities Asset Quality Improvements Technology & Efficiency Enhancements Capital Optimization

APPENDIX 22

Financial Highlights

($ in millions)	3mos ended		Year Ended December 31,				
	6/30/2016	3/31/2016	2015	2014	2013	2012	2011
Balance Sheet (period end data)							
Loans and leases	$3,403.9	$3,309.0	$3,211.5	$2,932.2	$2,630.6	$2,203.9	$2,064.4
Total assets	5,283.0	5,242.2	5,131.3	4,853.0	4,741.2	4,370.4	4,132.9
Total deposits	4,405.1	4,496.6	4,433.4	4,110.3	3,936.2	3,680.8	3,443.5
Total shareholders' equity	517.6	509.4	494.6	568.0	660.1	504.8	456.4
Income Statement							
Net interest income	$39.6	$39.2	$149.5	$143.4	$133.1	$119.7	$117.8
Provision (credit) for loan & lease losses	(1.3)	(0.7)	(15.7)	(6.4)	(11.3)	(18.9)	(40.7)
Other operating income	11.7	10.2	39.0	43.8	54.9	55.7	50.2
Other operating expense (excl goodwill)	34.2	32.9	131.2	132.8	139.5	146.9	172.1
Income taxes (benefit)	6.3	6.0	27.1	20.3	(112.2)	0.0	0.0
Net income	12.1	11.2	45.9	40.5	172.1	47.4	36.6
Profitability							
Return on average assets	0.93%	0.87%	0.92%	0.85%	3.73%	1.13%	0.90%
Return on avg shareholders' equity	9.51%	8.85%	8.91%	6.80%	27.70%	9.81%	9.83%
Efficiency ratio	66.69%	66.58%	69.61%	70.93%	74.20%	84.19%	102.36%
Net interest margin	3.29%	3.33%	3.30%	3.32%	3.19%	3.10%	3.09%
Capital Adequacy (period end data)							
Tier 1 leverage capital ratio	10.8%	10.8%	10.7%	12.0%	13.7%	14.3%	13.8%
Total risk-based capital ratio	15.9%	15.8%	15.7%	18.2%	21.6%	23.8%	24.2%
Asset Quality							
Net loan charge-offs/avg loans	0.00%	0.05%	-0.16%	0.12%	0.05%	0.32%	1.42%
Nonaccrual loans/total loans (period end)	0.41%	0.44%	0.44%	1.33%	1.58%	3.60%	6.49%

CENTRAL PACIFIC FINANCIAL CORP
23

Loan and Credit Composition 24 ($ in Millions) Balance % Balance % $ % Hawaii Portfolio Residential Mortgage $1,502 44% $1,352 45% $150 11% Commercial Mortgage 716 21% 588 20% 128 22% Commercial & Ind/Leasing 360 11% 342 11% 18 5% Construction 95 3% 80 3% 15 19% Consumer & Other 279 8% 257 8% 22 9% Total Hawaii Portfolio $2,952 87% $2,619 87% $333 13% Mainland Portfolio Commercial Mortgage $126 4% $107 4% $19 18% Commercial & Industrial 144 4% 158 5% -14 -9% Construction 3 0% 3 0% 0 0% Consumer 179 5% 119 4% 60 50% Total Mainland Portfolio $452 13% $387 13% $65 17% Total Loan Portfolio $3,404 100% $3,006 100% $398 13% 6/30/2016 6/30/2015 Change

Stable Net Interest Margin 25  NIM has been stable for over 2 years.  Expect NIM to be in the 3.25 t0 3.35% range over the next couple of quarters.  Future improvements in the NIM will result from continuing to grow the loan portfolio and stabilizing the investment and loan yields. -3.41% 1.51% -4.52% 0.22% -5% -4% -3% -2% -1% 0% 1% 2% 12-Month Rate Sensitivities (as of 12/31) 2014 Sensitivities 2015 Sensitivities -100 b.p. +200 b.p. 4.02% 3.62% 2.91% 3.09% 3.10% 3.19% 3.32% 3.30% 3.33% 3.29% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% Net Interest Margin